FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                   (Date of earliest event reported): 09/16/96

                             GLOBAL INTELLICOM, INC.
                     ---------------------------------------
             (Exact Name of Registrant as Specified in its charter)

            NEVADA                    0-26684                    13-3797104
----------------------------       -------------             -------------------
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)

747 THIRD AVENUE, 17TH FLOOR, NEW YORK, NY                          10017
------------------------------------------                       -------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (212) 750-3772


                                       N/A
          (Former name or former address, if changed since last report)


                        Exhibit Index Appears on Page 4 .







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ITEM 2.    Acquisition or Disposition of Assets.
           -------------------------------------


           On September 16, 1996, Global-InSync, Inc. ("InSync"), a wholly-owned subsidiary of Global Intellicom, Inc. ("Global") purchased substantially all of the assets of Mantech Solutions Corporation ("MSOL"), subject to certain liabilities (the "Net Assets"), under the terms of an Asset Purchase Agreement dated as of September 16, 1996, entered into by and between Global, InSync, MSOL and MSOL's parent, Mantech International Corporation ("Mantech"), the sale to be effective as of September 1, 1996.

           MSOL is a Virginia corporation engaged in the business of manufacturing made to order computer servers and workstations. The MSOL assets acquired include all intellectual property, fixtures, inventory, trade accounts and accounts and notes receivable and all other assets material to the operation of MSOL's business, which will continue to operate under the InSync name as a subsidiary of Global.

           The purchase price for the Net Assets was arrived at through a process of negotiations between management of Global on the one hand and management of MSOL and Mantech on the other. The principle followed in arriving at the purchase price was based on the value of MSOL's net assets, less goodwill, plus $584,000. The final purchase price agreed to was $5,736,084, to be paid to MSOL as follows:

                      (a)  350,000  shares  of  Global's   Series  3  Cumulative
           Preferred Stock, convertible, at a value of $10 per share, to restricted shares of Global common stock.

                      (b) a promissory note from InSync to MSOL, guaranteed by Global, for $1,486,084, (the "First Note") bearing interest at 9% per annum. Under the terms of the First Note interest does not accrue until March 16, 1997. Payments under the First Note are to be made 45 days after the close of each fiscal quarter, commencing with the quarter ended June 30, 1997, in the amount of 2% of InSync's net sales. If, at the end of each calendar year, the sum of the quarterly Note payments is less than the interest accrued over the previous four quarters, plus 10% of the original principal amount, an adjustment payment will be made to cover any shortfall.

                      (c) a promissory note from InSync to MSOL, guaranteed by Global, for $470,000, with substantially the same terms as the First Note, except that payments do not commence until the earlier of December 31, 2001, or upon payment in full of the First Note.


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                      (d) 49,778 restricted shares of Global common stock, to be delivered within 20 days of closing.


ITEM 7     Financial Statements, Financial Information and Exhibits.
           ---------------------------------------------------------

           It is impracticable for Global to file MSOL's audited financial information at this time. Neither MSOL, nor its parent, are publicly traded companies, therefore Global's accountants must complete their current audit of MSOL's financial statements before audited statements can be filed. Audited financial statements for MSOL's last 3 fiscal years will be filed as soon as practicable within 60 days of the filing of this report.


                                    SIGNATURE
                                    ---------

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 1, 1996

                                         GLOBAL INTELLICOM, INC.


                                         By: /s/ Howard Maidenbaum
                                            ------------------------------
                                         Howard Maidenbaum, Exec. Vice President














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                                  EXHIBIT INDEX

Exhibit                        Description

10.1 Asset Purchase Agreement dated as of September 16, 1996 by and between Global Intellicom, Inc., Global-Insync, and the Sellers named therein.






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